UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2005

CCSB Financial Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50143	32-0034299
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1178 West Kansas, Liberty, Missouri	64068
(Address of Principal Executive Office)	(Zip Code)

(816) 781-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitating material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CCSB FINANCIAL CORP.

FORM 8-K

INCLUDED INFORMATION

Item 1.01 Entry into a Material Definitive Agreement

On August 17, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of CCSB Financial Corp. (the “Company”) approved an amendment to the terms of unvested options to purchase approximately 73,200 shares of common stock granted under the Company’s 2004 Stock Option Plan. The amendment accelerates the ability to exercise such options. Under the revised vesting schedule, for each individual awarded stock options, all non-qualified options will become vested on December 1, 2005, and incentive options to purchase up to 6,269 shares of common stock will become vested each year beginning on December 1, 2005, until such time as all incentive options have vested. The revised vesting schedule caps the amount of incentive stock options to be vested in any given year to the amount permitted under the rules of the Internal Revenue Service. Previously, the options were scheduled to vest equally over a five-year period beginning December 1, 2004. Based on the new vesting schedule, 51% (covering 47,036 shares) of all options awarded will vest on December 1, 2005, 17% (covering 16,000 shares) will vest on December 1, 2006, 10% (covering 9,411 shares) will vest on December 1, 2007, and 1% (covering 753 shares) will vest on December 1, 2008. The Committee believes that the change in the vesting schedule would be in the best interests of the Company and its stockholders. In reaching this conclusion, the Committee considered a number of factors, including the fact that the exercise price of $15.95 per share for the stock options exceeds the market price per share of the common stock. The common stock closed at a price of $14.77 per share on August 16, 2005.

Background

On January 15, 2004, the Company’s stockholders voted to approve the Stock Option Plan, providing for the awards in the form of stock options, reload options, dividend equivalent rights and/or limited stock appreciation rights to officers and employees of the Company and its subsidiary bank, Clay County Savings Bank. The Stock Option Plan authorized the granting of options to purchase up to 97,865 shares of common stock. On January 21, 2004, the Company awarded options to purchase 92,500 shares under the Stock Option Plan to directors, officers and employees. The awards were scheduled to vest at the rate of 20% per year over a five-year period beginning December 1, 2004, with the maximum term of 10 years. All such options were granted with an exercise price of $15.95 per share, the fair market value of the Company’s stock on the date of the grant. As of the reporting date, options to purchase 18,500 shares were available to be exercised and no options have expired; however, options to purchase 800 shares, which have not yet been vested under the Stock Option Plan, have been forfeited to date.

Currently the Company accounts for options awarded under this plan under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. No stock-based employee compensation cost is reflected in net income, as all options granted under this plan had an exercise price equal to the market value of the underlying common stock on the grant date. In December 2004, the Financial Accounting Standards Board (FASB) issued its Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (Statement 123R), which requires that the cost of all employee stock options, as well as other equity-based compensation arrangements, be reflected in the financial statements based on the estimated fair value of the awards. The new rules become effective at the beginning of the fiscal year that begins after December 15, 2005, for public entities that file as small business issuers based on the SEC amended ruling on April 14, 2005.

Under the Revised 123R, the Company would have been scheduled to recognize stock-based employee compensation expense, determined under the fair value based method for stock options, of $92,000 in fiscal years 2007 and 2008 and $16,000 in fiscal year 2009. Under the revised vesting schedule the stock-based employee compensation expense is expected to be $51,000 in fiscal year 2007, $10,000 in fiscal year 2008 and $0 in fiscal year 2009. The fair value of options granted is estimated on the date of grant using the Black-Scholes model.

Statements included above contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs of management as well as the assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. These risks and uncertainties include among others, the impact of the accounting treatment for stock options and the estimated impact of the acceleration of vesting on the Company’s earnings, changes in government regulations, and changes in accounting principles. Therefore, actual future results may differ significantly from results discussed in the forward-looking statements due to a number of factors, which include, but are not limited to, factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CCSB FINANCIAL CORP.

DATE: August 17, 2005	By:	/s/ John R. Davis
John R. Davis
Chairman, President and Chief Executive Officer